EXHIBIT 32.1

CERTIFICATION PURSUANT TO
19 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sungame Corporation (the “Company”) on Form 10-K  for the quarter ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Chandron, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil Chandron
Neil Chandron
President, Chief Executive Officer, and Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)
August 14, 2013

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.  A signed original of this written statement required by Section 906 has been provided to Sungame Corp. and will be retained by Sungame Corp. and furnished to the Securities and Exchange Commission or its staff upon request.